                                                                    Exhibit 10.1

                              CONSULTING AGREEMENT


                  THIS AGREEMENT is dated for reference this 1st day of July
2005.

BETWEEN:

                  SILVER STAR ENERGY INC., a body corporate duly incorporated under the laws of the State of Nevada, and having an office at #200 11400 West Olympic Blvd Los Angeles, California 90064

                  (hereinafter called the "Company")

AND:                                                           OF THE FIRST PART

                  ROBERT MCINTOSH, an individual with an office at #606 1414 Barclay Street, Vancouver, British Columbia, V6J 1Y4.

                  (hereinafter called the "Consultant")

                                                              OF THE SECOND PART

WHEREAS:

A. The Company is desirous of retaining the consulting services of the Consultant on a continuing basis and the Consultant has agreed to serve the Company as an independent contractor upon the terms and conditions hereinafter set forth.

         FOR VALUABLE CONSIDERATION it is hereby agreed as follows:

1. The Consultant shall provide consulting services as President of the Company, and the Consultant shall serve the Company (and/or such subsidiary or subsidiaries of the company as the Company may from time to time require) in such consulting capacity or capacities as may from time to time be determined by resolution of the Board of Directors of the Company and shall perform such duties and exercise such powers as may from time to time be determined by resolution of the Board of Directors, as an independent contractor.

2. The term of this Agreement shall be on a continuous month-to-month basis, subject to the termination provisions in paragraph 11 and paragraph 13.

3. The basic remuneration for the Consultant's services hereunder shall be at the rate of $15,000 US per month, subject to quarterly review by the Board of Directors, together with any such increments thereto and bonuses as the Board of Directors of the Company may from time to time determine, payable in advance on the first business day of each calendar month.

4. The Consultant shall be responsible for:

         a. the payment of income taxes as shall be required by any governmental entity with respect to compensation paid by the Company to the Consultant;

         b. maintaining proper financial records of the Consultant, which records will detail, amongst other things, expenses incurred on behalf of the Company; and

         c. obtaining all necessary licenses and permits and for complying with all applicable federal, state and municipal laws, codes and regulations in connection with the provision of services hereunder and the Consultant shall, when requested, provide the Company with adequate evidence of compliance with this paragraph.

5. The terms "subsidiary" and "subsidiaries" as used herein mean any corporation or company of which more than 50% of the outstanding shares carrying voting rights at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the Board of Directors of such corporation or company) are for the time being owned by or held for the Company and/or any other corporation or company in like relation to the Company and include any corporation or company in like relation to a subsidiary.

6. During the term of this Agreement, the Consultant shall provide the consulting services to the Company, and the Consultant shall be available to provide such services to the Company in a timely manner subject to availability at the time of the request.

7. The Consultant shall be reimbursed for all traveling and other expenses actually and properly incurred in connection with the duties hereunder. For all such expenses the Consultant shall furnish to the Company an itemized invoice, detailing the services performed and expenses incurred, including receipts for such expenses on a monthly basis.

8. The Consultant shall not, either during the continuance of this contract or at any time thereafter, disclose the private affairs of the Company and/or its subsidiary or subsidiaries, or any secrets of the Company and/or subsidiary or subsidiaries, to any person other than the Directors of the Company and/or its subsidiary or subsidiaries or for the Company's purposes and shall not (either during the continuance of this Agreement or at any time thereafter) use, for the Consultant's own purposes or for any purpose other than those of the Company, any information the Consultant may acquire in relation to the business and affairs of the Company and/or its subsidiary or subsidiaries.

9. The Consultant shall well and faithfully serve the Company or any subsidiary as aforesaid during the continuance of this Agreement to the best of the Consultant's ability in a competent and professional manner and use best efforts to promote the interests of the Company.

10. The Consultant agrees with the Company that during the term of this Agreement, so long as the Board of Directors of the Company may so desire, to serve the Company as an officer and director, as applicable, without additional remuneration other than as provided in paragraph 3.

11. This Agreement may be terminated forthwith by the Company, without prior notice, if at any time:

         (a) The Consultant shall commit any breach of any of the provisions herein contained, including negligent performance of the duties hereunder; or

         (b) The Consultant shall be guilty of any misconduct or neglect in the discharge of their duties hereunder; or

         (c) The Consultant shall become bankrupt or make any arrangements or composition with the Consultant's creditors; or

         (d) The Consultant shall become unsound mind or be declared incompetent to handle their own personal affairs; or

         (e) The Consultant shall be convicted of any criminal offence other than an offence which, in the reasonable opinion of the Board if Directors of the Company, does not affect their position as a Consultant or, if applicable, as a director of the Company.

12. In the event this Agreement is terminated by reason of default on the part of the Consultant, then at the request of the Board of Directors of the Company, the Consultant shall forthwith resign any position or office that the Consultant then holds with the Company or any subsidiary of the Company.

13. In addition to the termination provisions contained in paragraph 11, either party may terminate this agreement upon thirty (30) days written notice to the other party, or upon a different period of time as may be mutually agreed upon.

14. The Company is aware that the Consultant has now and will continue to have financial interests in other companies and properties and the Company recognizes that these companies and properties will require a certain portion of the Consultant's time. The Company agrees that the Consultant may continue to devote time to such outside interests, PROVIDED THAT such interests do not conflict with, in any way, the time required for the Consultant to perform their duties under this Agreement.

15. The services to be performed by the Consultant pursuant hereto are personal in character, and neither this Agreement nor any rights or benefits arising thereunder are assignable by the Consultant without the previous written consent of the Company.

16. The parties shall indemnify and save each other harmless from and against all claims, actions, losses, expenses, costs or damages of every nature and kind whatsoever which either party, including their respective officers, employees or agents may suffer as a result of the negligence of the other party in the performance or non-performance of this Agreement.

17. It is expressly agreed, represented and understood that the parties hereto have entered into an arms length independent contract for the rendering of consulting services and that the Consultant is not the employee, agent or servant or the Company. Further, this agreement shall not be deemed to constitute or create any partnership, joint venture, master-servant, employer-employee, principal-agent or any other relationship apart from an independent contractor and contractee relationship.

18. Any notice in writing or permitted to be given to the Consultant hereunder shall be sufficiently given if delivered to the Consultant personally or mailed by registered mail, postage prepaid, addressed to the Consultant at the last residential address known to the Secretary of the Company. Any such notice mailed as aforesaid shall be deemed to have been received by the Consultant on the first business day following the date of mailing. Any notice in writing required or permitted to be given to the Company hereunder shall be given by registered mail, postage prepaid, addressed to the Company at the address shown on page 1 hereof. Any such notice mailed as aforesaid shall be deemed to have been received by the Company on the first business day following the date of the mailing. Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder.

19. The provisions of this Agreement shall endure to the benefit of and be binding upon the Consultant and the successors and assigns of the Company. For this purpose, the terms "successors" and "assigns" shall include any person, firm or corporation or other entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Company.

20. Every provision of this Agreement is intended to be serverable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the provisions of this Agreement.



         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF this Agreement has been executed as of the day, month and year first above written.



                                         SILVER STAR ENERGY INC.


                                         Per:  /s/ David Naylor
                                               --------------------
                                         AUTHORIZED SIGNING OFFICER



                                         ROBERT MCINTOSH



                                         /s/ Robert McIntonsh
                                         --------------------